Exhibit 99.1

Rock Energy Resources Announces Agreement to Acquire Remaining 51% of Red Arrow Mine

HOUSTON--(BUSINESS WIRE)-- Rock Energy Resources, Inc. (Pink Sheets:RCKE) “Rock Energy” announced today that it has signed a Letter of Intent with Red Arrow Gold Corporation (“RAGC”) to acquire the remaining 51% of its interest in the Red Arrow Mine located in Montezuma County, Colorado. On December 20, 2011, Rock Energy announced it had acquired a 49% interest in the Mine with its purchase of 100% of the stock in American Patriot Gold (“APG”). The Letter of Intent provides for a closing date of not later than May 2, 2012 (the “Asset Purchase”).

Assets and Intellectual Capital to be Acquired:

At the conclusion of the Asset Purchase, Rock Energy will own:

  100% of the Red Arrow Mine;
  100% of all surface facilities and existing infrastructures
  100% of 18 patented claims on the existing mine;
  100% of an additional 300 acres of surface and minerals on the adjacent Hogback Ridge Dome (to be evaluated with survey and core data over the next 60 days to ascertain the level of 43-101 reserves);
  100% of all timber rights on all the properties;
  100% of all Ore and Concentrate Inventory ; and
  100% of all Permits and Permit Applications

In addition, at closing of the Asset Purchase:

  Craig Liukko, currently the President of Red Arrow Gold Corp will assume the duties of President and Chief Operating Officer of Rock Energy; and
  All employees of RAGC will become employees of American Patriot Gold.

Consideration to be Paid:

As consideration for the acquisition of these assets, Rock Energy will pay at closing of the Asset Purchase:

  40 million restricted common shares of the Company;
  Pay $3.5 million of cash to RAGC;
  Execute and deliver to RAGC a Rock Energy subordinated and unsecured $6.5 million Promissory Note with an interest rate of 5%, payable in equal monthly installments of $200,000 until fully paid;
  Grant 2 million Rock Energy stock options to the employees of RAGC as designated by Mr. Liukko; and
  Grant to RAGC a 5.0% Net Smelter Interest in the existing mine and future development areas.

Estimated Pro Forma Effects of Closing the Asset Purchase:

At Closing of the Asset Purchase, the estimated projections on Rock Energy’s balance sheet and projected effects on Rock Energy’s financial condition will include the following:

1. 227.5 million shares outstanding.

2. Estimated Projected Future Net Revenues based on a $1500 per ounce gold price.

3. Estimated Projected Future Cash Flows based upon current operating costs of $500 per ounce.

4. Financial Projected results do not include the potential impact from recoveries of possible reserves of silver and platinum, the quantities of which are unknown at this time.

Existing Known Potential Reserves of 400,000 ounces of gold:

Future Potential Net Revenues: $600 million/ $2.63 per share

Future Potential Net Operating Cash Flows: $400 million/ $1.75 per share

Third Party Projected Estimated Low Case of Reserves, post 43-101 evaluation, based upon 1.5 million ounces of gold:

Future Potential Net Revenues: $2,250 million/ $9.89 per share

Future Potential Net Operating Cash Flows: $1,500 million/ $6.59 per share

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information. including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rock Energy Resources, Inc.
Rocky V Emery Chairman & CEO
Managing Member American Patriot Gold
2607 Sara Ridge
Katy, Texas 77450
www.americanpatriotgold.com
Remery@americanpatriotgold.com
O: 832-301-5968